B Y E - L A W S

OF

Till Capital Ltd.

CERTIFIED that the within-written bye-laws are a true copy of the bye-laws of Till Capital Ltd. (the “Company”) as approved and adopted as the bye-laws of the Company (the “Bye-Laws”) at the special general meeting of the members of the Company held by a written resolution of the sole member dated April 17, 2014.

Christina Swan
For and on behalf of Compass
Administration Services Ltd.
Assistant Secretary

INTERPRETATION

1.	Definitions and Interpretation

	1.1	In these Bye-laws, the following words and expressions shall, where not inconsistent with the context, have the following respective meanings:

“9.9% Shareholder”

of the Company means a person that owns (within the meaning of Section 958(a) of the Code) Restricted Voting Shares of the Company; provided, that for these purposes, “more than 9.9 percent” shall be substituted for “10 percent” wherever such term appears in Section 951(b) of the Code;

“Affiliate” of “affiliate”

(i) with respect to any person, any other person directly or indirectly controlling, controlled by, or under common Control with, such person, and (ii) with respect to any natural person, such person’s spouse, siblings, ancestors and descendants (whether natural or adopted) and any trust or other entity organized or established solely for the benefit of such person and/or such person’s spouse, their respective ancestors and/or descendants;

“Alternate Director”	an alternate director appointed in accordance with these Bye-laws;

“Auditor”	includes any individual auditor or partnership of auditors;

“Board”

the board of directors of the Company appointed or elected pursuant to these Bye- laws and acting by resolution in accordance with the Companies Act and these Bye- laws or the directors present at a meeting of directors at which there is a quorum;

“Bye-laws”	means these Bye-laws in their present form or as from time to time amended;

“Code”	means the United States Internal Revenue Code of 1986, as amended;

“Control”

“Control” of a person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise, and “Controlling” and “Controlled” shall have meanings correlative to the foregoing;

“Controlled Group”

in reference to any person with respect to any person, all Restricted Voting Shares of the Company directly owned by such person and all Restricted Voting Shares of the company directly owned by each other Member any of whose Restricted Voting Shares of the Company are included in the Controlled Shares of such person;

“Controlled Shares”	in reference to any person means all Restricted Voting Shares of the Company directly, indirectly or constructively owned by such person within the meaning of Section 958 of the Code;

“Companies Act”	the Companies Act 1981, as amended from time to time;

“Company”	the company incorporated in Bermuda under the name of Resource Holdings Ltd. on 20 August 2012, now called Till Capital Ltd.;

“Director”	any person duly elected or appointed as a director of the Company and shall include an Alternate Director or any person occupying the position of director by whatever name called;

“Member”

the person registered in the Register of Members as the holder of shares in the Company and, when two or more persons are so registered as joint holders of shares, means the person whose name stands first in the Register of Members as one of such joint holders or all of such persons, as the context so requires;

“Memorandum”	means the Memorandum of Association of the Company, as from time to time amended;

“notice”	written notice as further provided in these Bye-laws unless otherwise specifically stated;

“Officer”	any person appointed by the Board to hold an office in the Company;

“person”	means an individual, company, corporation, limited liability company, firm, partnership, trust, estate, unincorporated association, other entity or body of persons;

“Preference Shares”	has the meaning ascribed thereto in Bye- law 4.1;

“Register of Directors	the register of directors and officers referred to in these Bye-laws;

“Register of Members”	the register of members referred to in these Bye-laws;

“Registered Office”	the registered office for the time being of the Company;

“Resident Representative”	any person appointed to act as resident representative of the Company and includes any deputy or assistant resident representative;

“Restricted Voting Shares”	has the meaning ascribed thereto in Bye- law 4.1;

“Secretary”

the person appointed to perform any or all of the duties of secretary of the Company and includes any deputy or assistant secretary and any person appointed by the Board to perform any of the duties of the Secretary;

“Securities Act”

means the U.S. Securities Act of 1933, as amended, or any U.S. federal statute then in effect which has replaced such statute, and a reference to a particular section thereof shall be deemed to include a reference to the comparable section, if any, of any such replacement U.S. federal statute;

“share”	means a share in the capital of the Company and includes a fraction of a share;

“Transfer” or “Transferred”

means (i) when used as a verb, to give, sell, exchange, assign, transfer, pledge, hypothecate, encumber, bequeath, devise, or otherwise dispose of or effect any change in the record or beneficial ownership, in each case, whether voluntarily or involuntarily by operation of law or otherwise, and (ii) when used as a noun, the nouns corresponding to such verbs; and

“Treasury Share”	a share of the Company that was or is treated as having been acquired and held by the Company and has been held continuously by the Company since it was so acquired and has not been cancelled.

1.2	In these Bye-laws, where not inconsistent with the context:

	(a)	words denoting the plural number include the singular number and vice versa;

	(b)	words denoting the masculine gender include the feminine and neuter genders;

	(c)	words importing persons include companies, associations or bodies of persons whether corporate or not;

	(d)	the words:

		(A)	“may” shall be construed as permissive; and

		(B)	“shall” shall be construed as imperative;

(e)	a reference to statutory provision shall be deemed to include any amendment or re-enactment thereof;

(f)	the word “corporation” means a corporation whether or not a company within the meaning of the Companies Act; and

(g)	unless otherwise provided in these Bye-laws, words or expressions defined in the Companies Act shall bear the same meaning in these Bye-laws.

1.3

In these Bye-laws expressions referring to writing or its cognates shall, unless the contrary intention appears, include facsimile, printing, lithography, photography, electronic mail and other modes of representing words in visible form.

1.4	Headings used in these Bye-laws are for convenience only and are not to be used or relied upon in the construction hereof.

SHARES

2.	Power to Issue Shares

2.1

Subject to these Bye-laws and to any resolution of the Members to the contrary, and without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, the Board shall have the power to issue any unissued shares on such terms and conditions as it may determine and any shares or class of shares may be issued with such preferred, deferred or other special rights or such restrictions, whether in regard to dividend, voting, return of capital, or otherwise as the Company may by resolution of the Members prescribe.

2.2

Subject to the Companies Act, any preference shares may be issued or converted into shares that (at a determinable date or at the option of the Company or the holder) are liable to be redeemed on such terms and in such manner as may be determined by the Board (before the issue or conversion).

2.3

Directors who vote for or consent to a resolution authorizing the issue of any share(s) pursuant to Bye-law 2.1 or 2.2 for consideration other than money are jointly and severally liable to the Company to make good any amount by which the consideration received is less than the fair equivalent of the money that the Company would have received if the share(s) had been issued for money on the date of the resolution.

	2.4	A share must not be issued until it is fully paid.

2.5

A share is fully paid when the consideration for such share has been received in money or in property or past services that are not less in value than the fair equivalent of the money that the Company would have received if the share had been issued for money.

3.	Power of the Company to Purchase its Shares

3.1

The Company may purchase its own shares for cancellation or to acquire them as Treasury Shares in accordance with the Companies Act on such terms as the Board shall think fit. No such purchase shall be made if there are reasonable grounds for believing that the Company is, or making the payment or providing the consideration for such purchase would render the Company, unable to pay its liabilities as they become due.

	3.2	The Board may exercise all the powers of the Company to purchase or acquire all or any part of its own shares in accordance with the Companies Act.

3.3

Shares so purchased by the Company under this Bye-law shall be treated as cancelled and the amount of the Company’s issued capital shall be reduced by the nominal value of those shares accordingly but the purchase of shares under this Bye-law shall not be taken as reducing the amount of the Company’s authorised share capital.

4.	Rights Attaching to Shares

4.1

Subject to any resolution of the Members to the contrary (and without prejudice to any special rights conferred thereby on the holders of any other shares or class of shares), the share capital of the Company shall be divided into two classes: (i) restricted voting shares of the Company (the “Restricted Voting Shares”); and (ii) preference shares of the Company (the “Preference Shares”) each with a par value of US$0.001 per share.

	4.2	The Restricted Voting Shares shall, subject to these Bye-laws (including, without limitation, the rights attaching to Preference Shares and to Bye- laws 5), have the following rights:

(a)

Voting Rights. The holder of each Restricted Voting Share shall have the right to one vote per Restricted Voting Share, and shall be entitled to notice of any general meeting in accordance with these Bye-laws and shall be entitled to vote upon such matters and in such manner as may be provided by Bermuda law and these Bye- laws.

		(b)	Dividends. The holders of Restricted Voting Shares shall be entitled to such dividends as the Board may from time to time declare.

(c)

Liquidation Rights. In the event of a winding-up or dissolution of the Company, whether voluntary or involuntary or for the purpose of a reorganisation or otherwise or upon any distribution of capital, a holder of Restricted Voting Shares shall be entitled to the surplus assets of the Company, if any, remaining after the payment of all debts and liabilities of the Company.

(d)	General. The holders of Restricted Voting Shares shall generally be entitled to enjoy all of the rights attaching to Restricted Voting Shares.

4.3

The Board is authorised to provide for the issuance of the Preference Shares in one or more series, and to establish from time to time the number of shares to be included in each such series, and to establish from time to time the number of shares to be included in each series, and to fix the terms, including designation, powers, preferences, rights, qualifications, limitations and restrictions of the shares of each such series (and, for the avoidance of doubt, such matters and the issuance of such Preference Shares shall not be deemed to vary the rights attached to the Restricted Voting Shares or, subject to the terms of any other series of Preference Shares, to vary the rights attached to any other series of Preference Shares). The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

	(a)	the number of shares constituting that series and the distinctive designation of that series;

(b)

the dividend rate on the shares of that series, whether dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of the payment of dividends on shares of that series;

	(c)	whether the series shall have voting rights, in addition to the voting rights provided by law and, if so, the terms of such voting rights;

(d)

whether the series shall have conversion or exchange privileges (including, without limitation, conversion into Restricted Voting Shares) and, if so, the terms and conditions of such conversion or exchange, including provision for adjustment of the conversion or exchange rate in such events as the Board shall determine;

(e)

whether or not the shares of that series shall be redeemable or repurchaseable and, if so, the terms and conditions of such redemption or repurchase, including the manner of selecting shares for redemption or repurchase if less than all shares are to be redeemed or repurchased, the date or dates upon or after which they shall be redeemable or repurchaseable, and the amount per share payable in case of redemption or repurchase, which amount may vary under different conditions and at different redemption or repurchase dates;

(f)	whether that series shall have a sinking fund for the redemption or repurchase of shares of that series and, if so, the terms and amount of such sinking fund;

(g)

the right of the shares of that series to the benefit of conditions and restrictions upon the creation of indebtedness of the Company or any subsidiary, upon the issue of any additional shares (including additional shares of such series or any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Company or any subsidiary of any issued shares of the Company;

(h)

the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Company, and the relative rights of priority, if any, of payment in respect of shares of that series; and

(i)	any other relative participating, optional or other special rights, qualifications, limitations or restrictions of that series.

4.4

Any Preference Shares of any series which have been redeemed (whether through the operation of a sinking fund or otherwise) or which, if convertible or exchangeable, have been converted into or exchanged for shares of any other class or classes shall have the status of authorised and unissued Preference Shares of the same series and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of Preference Shares to be created by resolution or resolutions of the Board or as part of any other series of Preference Shares, all subject to the conditions and the restrictions on issuance set forth in the resolution or resolutions adopted by the Board providing for the issue of any series of Preference Shares.

4.5

At the discretion of the Board, whether or not in connection with the issuance and sale of any shares or other securities of the Company, the Company may issue securities, contracts, warrants or other instruments evidencing any shares, option rights, securities having conversion or option rights, or obligations on such terms, conditions and other provisions as are fixed by the Board including, without limiting the generality of this authority, conditions that preclude or limit any person or persons owning or offering to acquire a specified number or percentage of the issued Restricted Voting Shares, other shares, option rights, securities having conversion or option rights, or obligations of the Company or transferee of the person or persons from exercising, converting, transferring or receiving the shares, option rights, securities having conversion or option rights, or obligations.

4.6

All the rights attaching to a Treasury Share shall be suspended and shall not be exercised by the Company while it holds such Treasury Share and, except where required by the Companies Act, all Treasury Shares shall be excluded from the calculation of any percentage or fraction of the share capital, or shares, of the Company.

5.	Adjustment to Voting Power

5.1

If the votes conferred by the Controlled Shares of any person would otherwise cause such person or any other person to be treated as a 9.9% Shareholder with respect to any matter (including, without limitation, election of directors), the votes with respect to such matter conferred by the shares of such person’s Controlled Group are hereby reduced (and shall be automatically reduced in the future) by whatever amount is necessary so that, after any such reduction, the votes conferred by the Controlled Shares of such person shall not result in such person or any other person being treated as a 9.9% Shareholder with respect to the vote on such matter.

	5.2	The reduction in votes pursuant to the preceding Bye-law shall be determined as follows:

(a)

Beginning with the Controlled Group of the person whose Controlled Shares have the largest number of votes and continuing, as required, with the Controlled Group of each person whose Controlled Shares successively have a smaller number of votes (after giving effect to prior reductions), the reduction in votes conferred by the shares of a Controlled Group shall be effected proportionately among all the shares of such Controlled Group in accordance with the relative voting power of such shares. Generally, the Board will effectuate the reduction of votes in the manner and order described in the preceding sentence. If varying the order in which votes are reduced would result in a more equitable allocation of the reduction of votes as determined by the Board, the Board shall have the discretion to vary the order in which votes are reduced.

(b)

If there is a person whose activities have been determined by the Board to have caused the application of subparagraph (a), after all required reductions in votes conferred on shares of Controlled Groups are effected pursuant to subparagraph (a), (i) the amount of any reduction in the votes of the shares of each Controlled Group effected by application of subparagraph (a) above shall be reallocated within such Controlled Group and conferred on the shares held directly by the person whose actions have been determined by the Board to have caused the application of such subparagraph and (ii) the voting power of the shares held by each other person holding shares in such Controlled Group shall be increased by such person’s proportionate share of such reduction, in each case, to the extent that so doing does not cause any person to be treated as a 9.9% Shareholder.

5.3

The Board shall implement the foregoing in the manner set forth in this Bye-law 5. In addition to any other provision of this Bye-law 5, any shares shall not carry rights to vote or shall have reduced voting rights to the extent that the Board reasonably determines, by the affirmative vote of a majority of the Directors, that it is reasonably necessary that such shares should not carry the right to vote or shall have reduced voting rights in order to avoid adverse tax consequences or materially adverse legal or regulatory treatment to the Company, any subsidiary of the Company or any person or its Affiliates; PROVIDED THAT the Board will use reasonable efforts to ensure equal treatment to similarly situated persons to the extent possible under the circumstances and; PROVIDED FURTHER THAT the Board shall reallocate the amount of any reduction in vote in the manner described in Bye-law 5.2(b).

5.4

The Board shall have the authority to request from any Member such information as the Board may reasonably request for the purpose of determining whether any Member’s voting rights are to be adjusted. If any Member fails to respond to such a request within five (5) business days, or submits incomplete or inaccurate information in response to such a request, the Board may in its sole discretion determine that such Member’s shares shall carry no voting rights (or will carry reduced voting rights), in which case such shares shall not carry any voting rights (or will carry reduced voting rights) until otherwise determined by the Board in its absolute discretion.

5.5

A Member shall give notice to the Company within ten (10) days following the date that such Member acquires actual knowledge that it or, to the extent practicable, any person who is a deemed or constructive owner of such Member’s Controlled Shares, is the actual, deemed or constructive owner of Controlled Shares of 9.9% or more of the Company.

5.6

The determination by the Board, taking into account any written advice of outside legal counsel which the Board determines to obtain, as to any adjustments to voting power of any share made pursuant to this Bye-law 5 shall be final and binding on all persons.

5.7

Notwithstanding anything to the contrary in Bye-laws 5.1 to 5.6, but subject to Bye-law 5.8, the votes conferred by the Controlled Shares of any person shall not exceed such amount as would result in any person that owns shares of the Company (within the meaning of Section 958(a) of the Code) being treated as owning (within the meaning of Section 958 of the Code) more than 9.9% of the aggregate voting power of the votes conferred by all the shares of the Company entitled to vote generally at any election of Directors.

5.8

The provisions of this Bye-law 5 shall not apply if and for so long as any person owns (within the meaning of Section 958(a) of the Code) in excess of 50% of the Restricted Voting Shares of the Company outstanding at such time.

6.	[Intentionally left blank]

7.	[Intentionally left blank]

8.	Share Certificates

8.1

Every Member shall be entitled to (a) a certificate under the common seal of the Company (or a facsimile thereof) or bearing the signature (or a facsimile thereof) of a Director or the Secretary or a person expressly authorised to sign specifying the number and, where appropriate, the class of shares held by such Member and whether the same are fully paid up and, if not, specifying the amount paid on such shares, or (b) a non- transferable written acknowledgment of the shareholder’s right to obtain such a share certificate, PROVIDED THAT in respect of a share held jointly by several persons, the Company is not bound to issue more than one share certificate or acknowledgment and delivery of a share certificate or an acknowledgment to one of several joint shareholders or to a duly authorized agent of one of the joint shareholders will be sufficient delivery to all. The Board may by resolution determine, either generally or in a particular case, that any or all signatures on certificates may be printed thereon or affixed by mechanical means.

8.2	The Company shall be under no obligation to complete and deliver a share certificate unless specifically called upon to do so by the person to whom the shares have been allotted.

8.3

If any share certificate shall be proved to the satisfaction of the Board to have been worn out, lost, mislaid, or destroyed the Board may cause a new certificate to be issued and request indemnity for the lost certificate if it sees fit.

8.4	Notwithstanding any provisions of these Bye-laws:

(a)

the Board shall, subject always to the Companies Act and any other applicable laws and regulations and the facilities and requirements of any relevant system concerned, have power to implement any arrangements it may, in its absolute discretion, think fit in relation to the evidencing of title to and transfer of uncertificated shares and to the extent such arrangements are so implemented, no provision of these Bye-laws shall apply or have effect to the extent that it is in any respect inconsistent with the holding or transfer of shares in uncertificated form; and

(b)

unless otherwise determined by the Board and as permitted by the Companies Act and any other applicable laws and regulations including applicable rules of any stock exchange or quotation system upon which any shares are listed or quoted, no person shall be entitled to receive a certificate in respect of any share for so long as the title to that share is evidenced otherwise than by a certificate and for so long as transfers of that share may be made otherwise than by a written instrument.

9.	Fractional Shares

The Company may issue its shares in fractional denominations and deal with such fractions to the same extent as its whole shares and shares in fractional denominations shall have in proportion to the respective fractions represented thereby all of the rights of whole shares including (but without limiting the generality of the foregoing) the right to vote, to receive dividends and distributions and to participate in a winding-up.

REGISTRATION OF SHARES

10.	Register of Members

	10.1	The Board shall cause to be kept in one or more books a Register of Members and shall enter in such Register of Members the particulars required by the Companies Act.

10.2

The Register of Members shall be open to inspection without charge at the registered office of the Company on every business day, subject to such reasonable restrictions as the Board may impose, so that not less than two hours in each business day be allowed for inspection. The Register of Members may, after notice has been given in accordance with the Companies Act, be closed for any time or times not exceeding in the whole thirty days in each year.

11.	Registered Holder Absolute Owner

The Company shall be entitled to treat the registered holder of any share as the absolute owner thereof and accordingly shall not be bound to recognise any equitable claim or other claim to, or interest in, such share on the part of any other person.

12.	Transfer of Registered Shares

12.1

The instrument of transfer in respect of any share of the Company must be either in the form, if any, on the back of the Company’s share certificates or in any other form that may be approved by the Company or the transfer agent or registrar for the class or series of shares to be transferred.

12.2

Such instrument of transfer shall be signed by or on behalf of the transferor. The transferor shall be deemed to remain the holder of such share until the same has been registered as having been transferred to the transferee in the Register of Members.

	12.3	The Company or the transfer agent or registrar may refuse to recognise any instrument of transfer unless it is accompanied by:

		(a)	in the case where the Company has issued a share certificate in respect of the share to be transferred, that share certificate; and

(b)

such other evidence, if any, as the Company or the transfer agent or registrar for the class or series of share to be transferred may require to prove the title of the transferor or the transferor’s right to transfer the share, that the written instrument of transfer is genuine and authorized and that the transfer is rightful.

12.4

The joint holders of any share may transfer such share to one or more of such joint holders, and the surviving holder or holders of any share previously held by them jointly with a deceased Member may transfer any such share to the executors or administrators of such deceased Member.

12.5

If a Member or other appropriate person or an agent who has actual authority to act on behalf of that person, signs an instrument of transfer in respect of shares registered in the name of the Member, the signed instrument of transfer constitutes a complete and sufficient authority to the Company and its directors, officers and agents to register the number of shares specified in the instrument of transfer or specified in any other manner, or, if no number is specified but share certificates are deposited with the instrument of transfer, all the shares represented by such share certificates:

	(a)	in the name of the person named as transferee in that instrument of transfer; or

	(b)	if no person is named as transferee in that instrument of transfer, in the name of the person on whose behalf the instrument is deposited for the purpose of having the transfer registered.

12.6

Neither the Company nor any director, officer or agent of the Company is bound to inquire into the title of the person named in the instrument of transfer as transferee or, if no person is named as transferee in the instrument of transfer, of the person on whose behalf the instrument is deposited for the purpose of having the transfer registered or is liable for any claim related to registering the transfer by the shareholder or by any intermediate owner or holder of the shares, of any interest in the shares, of any share certificate representing such shares or of any written acknowledgment of a right to obtain a share certificate for such shares.

12.7	There must be paid to the Company, in relation to the registration of any transfer, the amount, if any, determined by the directors.

12.8	Shares may be transferred without a written instrument if transferred by an appointed agent or otherwise in accordance with the Companies Act.

13.	Transmission of Registered Shares

13.1

In the case of the death of a Member, the survivor or survivors where the deceased Member was a joint holder, and the legal personal representatives of the deceased Member where the deceased Member was a sole holder, shall be the only persons recognised by the Company as having any title to the deceased Member’s interest in the shares. Nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by such deceased Member with other persons. Subject to the Companies Act, for the purpose of this Bye-law, legal personal representative means the executor or administrator of a deceased Member or such other person as the Board may, in its absolute discretion, decide as being properly authorised to deal with the shares of a deceased Member. Before recognizing a person as a legal personal representative of a Member, the Board may require the original grant of probate or letters of administration or a court certified copy of them or the original or a court certified or authenticated copy of the grant of representation, will, order or other instrument or other evidence of the death under which title to the shares or securities is claimed to vest.

13.2

Any person becoming entitled to a share in consequence of the death or bankruptcy of any Member or otherwise by operation of law may be registered as a Member upon such evidence as the Board may deem sufficient or may elect to nominate some person to be registered as a transferee of such share, and in such case the person becoming entitled shall execute in favour of such nominee an instrument of transfer in writing in the form, if any, on the back of the Company’s share certificates or in any other form that may be approved by the Company or the transfer agent or registrar for the class or series of shares to be transferred.

13.3

On the presentation of the foregoing materials to the Board, accompanied by such evidence as the Board may require to prove the title of the transferor, the transferee shall be registered as a Member. Notwithstanding the foregoing, the Board shall, in any case, have the same right to decline or suspend registration as it would have had in the case of a transfer of the share by that Member before such Member’s death or bankruptcy, as the case may be.

13.4

Where two or more persons are registered as joint holders of a share or shares, then in the event of the death of any joint holder or holders the remaining joint holder or holders shall be absolutely entitled to such share or shares and the Company shall recognise no claim in respect of the estate of any joint holder except in the case of the last survivor of such joint holders.

13.5	Shares may be transferred without a written instrument if transferred by an appointed agent or otherwise in accordance with the Companies Act.

ALTERATION OF SHARE CAPITAL

14.	Power to Alter Capital

14.1

The Company may, if authorised by resolution of the Members passed by the affirmative votes of not less than 66.67% of the votes cast in accordance with these Bye-laws, increase, divide, consolidate, subdivide, change the currency denomination of, diminish or otherwise alter or reduce its share capital in any manner permitted by the Companies Act.

	14.2	Where, on any alteration or reduction of share capital, fractions of shares or some other difficulty would arise, the Board may deal with or resolve the same in such manner as it thinks fit.

15.	Variation of Rights Attaching to Shares

If, at any time, the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound-up, be varied with the consent in writing of the holders of 66.67% of the issued shares of that class or with the sanction of a resolution passed by a majority of the votes cast at a separate general meeting of the holders of the shares of the class at which meeting the necessary quorum shall be two persons at least holding or representing by proxy five percent (5%) of the issued shares of the class. The rights conferred upon the holders of the shares of any class or series issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class or series, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

MEETINGS OF MEMBERS

16.	Annual General Meetings

Notwithstanding the provisions of the Companies Act entitling the Members to elect to dispense with the holding of an annual general meeting, an annual general meeting shall be held in each year (other than the year of incorporation) at such time and place as the chief executive officer or the Chairman of the Company (if any) or any two Directors or any Director and the Secretary or the Board shall appoint.

17.	Special General Meetings

The chief executive officer or the Chairman of the Company (if any) or any two Directors or any Director and the Secretary or the Board may convene a special general meeting whenever in their judgment such a meeting is necessary.

18.	Requisitioned General Meetings

The Board shall, on the requisition of Members holding at the date of the deposit of the notice of requisition not less than one-twentieth of such of the paid-up share capital of the Company as at the date of the deposit carries the right to vote at general meetings, forthwith proceed to convene a special general meeting and the provisions of the Companies Act shall apply. To be valid a notice of requisition must comply with the notice requirements of Bye-Laws 22.3 and 22.4, mutatis mutandis.

19.	Notice

19.1

At least twenty-one (21) days’ notice of an annual general meeting shall be given to each Member entitled to attend and vote at such meeting, stating the date, place and time at which the meeting is to be held, that the election of Directors will take place thereat, and as far as practicable, the other business to be conducted at the meeting.

19.2

At least twenty-one (21) days’ notice of a special general meeting shall be given to each Member entitled to attend and vote at such meeting, stating the date, time, place and the general nature of the business to be considered at the meeting.

19.3

The Board may fix any date as the record date for determining the Members entitled to receive notice of and to vote at any general meeting. If no record date is set, the record date is 5 p.m. on the day immediately preceding the first date on which the notice is sent or, if no notice is sent, the beginning of the meeting.

19.4

A general meeting shall, notwithstanding that it is called on shorter notice than that specified in these Bye-laws, be deemed to have been properly called if it is so agreed by (i) all the Members entitled to attend and vote thereat in the case of an annual general meeting; and (ii) by a majority in number of the Members having the right to attend and vote at the meeting, being a majority together holding not less than 95% in nominal value of the shares giving a right to attend and vote at such meeting in the case of a special general meeting.

19.5

The accidental omission to give notice of a general meeting to, or the non- receipt of a notice of a general meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.

20.	Giving Notice and Access

20.1	A notice may be given by the Company to a Member:

(a)	by delivering it to such Member in person, in which case the notice shall be deemed to have been served upon such delivery; or

(b)	by sending it by courier to such Member’s address in the Register of Members, in which case the notice shall be deemed to have been served upon such delivery; or

(c)

by sending it by letter mail to such Member’s address in the Register of Members, in which case the notice shall be deemed to have been served on the day after the date on which it is deposited, with postage prepaid, in the mail; or

(d)

by transmitting it by electronic means (including facsimile and electronic mail, but not telephone) in accordance with such directions as may be given by such Member to that Company for such purpose, in which case the notice shall be deemed to have been served on the day that it was emailed; or

(e)

by delivering it in accordance with the provisions of the Companies Act pertaining to delivery of electronic records by publication on a website, in which case the notice shall be deemed to have been served at the time when the requirements of the Companies Act in that regard have been met.

20.2

Any notice required to be given to a Member shall, with respect to any shares held jointly by two or more persons, be given to whichever of such persons is named first in the Register of Members and notice so given shall be sufficient notice to all the holders of such shares.

20.3

In proving service under paragraphs 20.1 (b), (c) and (d), it shall be sufficient to prove that the notice was properly addressed and prepaid, if posted or sent by courier, and the time when it was deposited with the courier, posted or transmitted by electronic means.

21.	Notice of Nominations

21.1

Only persons who are nominated in accordance with the procedures set out in this Bye-Law 21 shall be eligible for election as directors to the Board. Nominations of persons for election to the Board may only be made at an annual general meeting, or at a special general meeting called for any purpose which includes the election of directors to the Board, as follows:

		(a)	by or at the direction of the Board or an authorized Officer, including pursuant to a notice of meeting;

(b)

by or at the direction or request of one or more shareholders pursuant to a proposal made in accordance with the provisions of Bye-Law 22 or a requisition of shareholders made in accordance with the provisions of Bye-Law 18;

(c)

by any person entitled to vote at such meeting (a “Nominating Shareholder”), who: (A) at the close of business on the date of giving notice provided for in Bye-Law 21.3 below and on the record date for notice of such meeting and the date of such meeting, is either entered in the Register of Members as a holder of one or more shares carrying the right to vote at such meeting or beneficially owns shares that are entitled to be voted at such meeting; and (B) has given timely notice in proper written form as set forth in this Bye-Law 21.

21.2

For the avoidance of doubt, the foregoing Bye-Law 21.1 shall be the exclusive means for any person to bring nominations for election to the Board before any annual general meeting or any special general meeting.

21.3	For a nomination made by a Nominating Shareholder to be timely notice (a “Timely Notice”), the Nominating Shareholder’s notice must be received by the Secretary at the Registered Office:

(a)

in the case of an annual general meeting, not later than the close of business on the 30th day and not earlier than the opening of business on the 65th day before the date of the meeting: provided, however, if the first public announcement made by the Company of the date of the annual meeting is less than 50 days prior to the meeting date, not later than the close of business on the 10th day following the day on which the first public announcement of the date of such annual meeting is made by the Company; and

(b)

in the case of a special general meeting (which is not also an annual general meeting) called for any purpose which includes the election of directors to the Board, not later than the close of business on the 15th day following the day on which the first public announcement of the date of the special general meeting is made by the Company.

21.4

The time periods for giving of a Timely Notice shall in all cases be determined based on the original date of the annual general meeting or the first public announcement of the annual general meeting or special general meeting, as applicable. In no event shall an adjournment or postponement of an annual general meeting or special general meeting or any announcement thereof commence a new time period for the giving of a Timely Notice.

21.5	To be in proper written form, a Nominating Shareholder’s notice to the Secretary must comply with all the provisions of this Bye-law 21.5 and:

	(a)	disclose or include, as applicable, as to each person whom the Nominating Shareholder proposes to nominate for election as a director (a “Proposed Nominee”):

		(i)	their name, age, business and residential address, country of residence and principal occupation or employment for the past five years;

(ii)

their direct or indirect beneficial ownership in, or control or direction over, any class or series of securities of the Company, including the number or principal amount and the date(s) on which such securities were acquired;

(iii)

any relationships, agreements or arrangements, including financial, compensation and indemnity related relationships, agreements or arrangements, between the Proposed Nominee or any affiliates or associates of, or any person or entity acting jointly or in concert with, the Proposed Nominee and the Nominating Shareholder;

(iv)

any other information that would be required to be disclosed in all other filings required to be made in connection with the solicitation of proxies for election of directors pursuant to the Companies Act or as required by applicable securities law; and

(v)

if applicable, a duly completed personal information form in respect of the Proposed Nominee in the form prescribed by the principal stock exchange on which the securities of the Company are then listed for trading; and

(b)	disclose or include, as applicable, as to each Nominating Shareholder giving the notice and each beneficial owner, if any, on whose behalf the nomination is made:

(i)

their name, business and residential address and direct or indirect beneficial ownership in, or control or direction over, any class or series of securities of the Company, including the number or principal amount and the date(s) on which such securities were acquired;

(ii)

their interests in, or rights or obligations associated with, an agreement, arrangement or understanding, the purpose or effect of which is to alter, directly or indirectly, the person’s economic interest in a security of the Company or the person’s economic exposure to the Company;

(iii)

any relationships, agreements or arrangements, including financial, compensation and indemnity related relationships, agreements or arrangements, between the Nominating Shareholder or any affiliates or associates of, or any person or entity acting jointly or in concert with, the Nominating Shareholder and any Proposed Nominee;

(iv)

any proxy, contract, arrangement, agreement or understanding pursuant to which such person, or any of its affiliates or associates, or any person acting jointly or in concert with such person, has any interests, rights or obligations relating to the voting of any securities of the Company or the nomination of directors to the Board;

(v)	any direct or indirect interest of such person in any contract with the Company or with any of the Company’s affiliates or principal competitors;

(vi)

a representation and proof that the Nominating Shareholder is a holder of record of securities of the Company, or a beneficial owner, entitled to vote at such meeting, and intends to appear in person or by proxy at the meeting to propose such nomination;

(vii)

a representation as to whether such person intends to deliver an information or proxy circular and/or form of proxy to any legal or beneficial holder of any shares in connection with such nomination or otherwise solicit proxies or votes from legal or beneficial holders of shares in support of such nomination; and

(viii)

any other information relating to such person that would be required to be included in all other filings required to be made in connection with solicitations of proxies for election of directors pursuant to the Companies Act or as required by applicable securities law.

21.6

All information to be provided in a Timely Notice pursuant to Bye-Law 21.5 shall be provided as of the record date for determining Members entitled to vote at the meeting (if such date shall then have been publicly announced) and as of the date of such notice. If requested by the Company, the Nominating Shareholder shall update such information forthwith so that it is true and correct as of the date that is ten (10) business days prior to the date of the meeting, or any adjournment or postponement thereof.

21.7

If requested by the Company, a Proposed Nominee shall furnish any other information as may reasonably be required by the Company to determine the eligibility of such Proposed Nominee to serve as a director of the Company or a member of any committee of the Board, with respect to independence or any other relevant criteria for eligibility, or that could be material to a shareholder’s understanding of the independence or eligibility, or lack thereof, of such Proposed Nominee.

21.8

Notwithstanding any other provision of these Bye-Laws, any notice, or other document or information required to be given to the Secretary pursuant to this Bye-Law 21 may only be given by personal delivery, facsimile transmission or by email (at such email address as may be stipulated from time to time by the Secretary for purposes of this notice), and shall be deemed to have been given and made only at the time it is served by personal delivery to the Secretary at the Registered Office, email (at the address as aforesaid) or sent by facsimile transmission (provided that receipt of confirmation of such transmission has been received); provided that if such delivery or electronic communication is made on a day which is a not a business day or later than 5:00 p.m. (Bermuda time) on a day which is a business day, then such delivery or electronic communication shall be deemed to have been made on the next following day that is a business day.

21.9

The chair of any meeting of shareholders of the Company shall have the power to determine whether any proposed nomination is made in accordance with the provisions of this Bye-Law 21, and if any proposed nomination is not in compliance with such provisions, must declare that such defective nomination shall not be considered at any general meeting of Members.

21.10

Despite any other provision of this Bye-Law 21, if the Nominating Shareholder (or a qualified representative of the Nominating Shareholder) does not appear at the meeting of Members of the Company to present the nomination of the Proposed Nominee, such nomination shall be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the Company.

21.11

Nothing in this Bye-Law 21 shall obligate the Company or the Board to include in any information or proxy circular or other shareholder communication distributed by or on behalf of the Company or Board any information with respect to any proposed nomination or any Nominating Shareholder or Proposed Nominee.

21.12	The Board may, in its sole discretion, waive any requirement of this Bye- Law 21.

21.13

For the purposes of this Bye-Law 21, “public announcement” means disclosure in a press release disseminated by the Company through a national news service in Canada, or in a document filed by the Company for public access under its profile on the System of Electronic Document Analysis and Retrieval at www.sedar.com.

22.	Annual or Special General Meetings

	22.1	No business may be transacted at an annual general meeting or special general meeting other than business that is either:

		(a)	specified in the Company’s notice of meeting (or any supplement thereto) given by or at the direction of the Board;

		(b)	otherwise properly brought before the meeting by or at the direction of the Board; or

(c)

subject to any applicable law, otherwise properly proposed to be considered at an annual general meeting by one or more legal or beneficial owners of shares (“Proposing Shareholders”) who: (A) at the close of business on the date of giving notice provided for in Bye-Law 22.2 below and on the record date for notice of such meeting, are either entered in the Register of Members as the registered holders of, or beneficially own, in the aggregate, not less than one-twentieth of such of the paid-up share capital of the Company; and (B) comply with the notice procedures set forth in this Bye-Law 22 (provided that any such proposal that includes nominations for the election of directors shall also comply with the requirements of Bye-Law 21).

22.2

For business to be properly brought before an annual general meeting by Proposing Shareholders pursuant to Bye-Law 22.1(c), the Proposing Shareholders must have given timely notice thereof in writing to the Secretary and any such proposed business must constitute a proper matter for Member action. To be timely, the Proposing Shareholders’ notice shall be delivered to or mailed and received by the Secretary at the Registered Office of the Company not less than 90 days prior to the first anniversary of the preceding year’s annual general meeting; provided that, if the date of the annual general meeting is advanced more than 30 days prior to such anniversary date or delayed more than 30 days after such anniversary date then to be timely such notice must be received at the Registered Office no later than the later of 70 days prior to the date of the annual general meeting or the 10th day following the day on which public announcement of the date of the annual general meeting was first made by the Company.

22.3	The Proposing Shareholders’ notice to the Secretary shall set forth:

(a)

as to each item of business that the Proposing Shareholders propose to bring before the annual general meeting, a brief description of the business desired to be brought before the annual general meeting, the text of the proposal or business, the reasons for conducting such business at the annual general meeting and any material interest in such business of the Proposing Shareholders, such description and other disclosure not to exceed 1,000 words in length, and

	(b)	as to each Proposing Shareholder:

(i)

their name, business and residential address and direct or indirect beneficial ownership in, or control or direction over, any class or series of securities of the Company, including the number or principal amount and the date(s) on which such securities were acquired;

(ii)

their interests in, or rights or obligations associated with, an agreement, arrangement or understanding, the purpose or effect of which is to alter, directly or indirectly, the person’s economic interest in a security of the Company or the person’s economic exposure to the Company;

(iii)

any relationships, agreements or arrangements, including financial, compensation and indemnity related relationships, agreements or arrangements, between the Proposing Shareholder or any affiliates or associates of, or any person or entity acting jointly or in concert with, the Proposing Shareholder, and any other person or persons (including their names) in connection with such other business;

(iv)

any proxy, contract, arrangement, agreement or understanding pursuant to which such person, or any of its affiliates or associates, or any person acting jointly or in concert with such person, has any interests, rights or obligations relating to the voting of any securities of the Company or the nomination of directors to the Board;

(v)	any direct or indirect interest of such person in such business;

(vi)	any direct or indirect interest of such person in any contract with the Company or with any of the Company’s affiliates or principal competitors;

(vii)

a representation and proof that the Proposing Shareholder is a holder of record of securities of the Company, or a beneficial owner, entitled to vote at such meeting (including the number of shares held), and intends to appear in person or by proxy at the meeting to propose such nomination;

(viii)

a representation as to whether such person intends to deliver an information or proxy circular and/or form of proxy to any legal or beneficial holder of any shares in connection with such nomination or otherwise solicit proxies or votes from legal or beneficial holders of shares in support of such business; and

(ix)

any other information relating to such person that would be required to be included in all other filings required to be made in connection with solicitations of proxies in respect of such business pursuant to [the Companies Act or as required by] applicable securities law.

22.4

The provisions of Bye-Laws 21.4, 21.8, 21.9, 21.10 and 21.13 shall apply, mutatis mutandis, with respect to the notice of any other business to be brought before an annual general meeting by Proposing Shareholders.

23.	Postponement of General Meeting

The Secretary may, and on instruction of the Chairman or chief executive officer of the Company the Secretary shall, postpone or cancel any general meeting called in accordance with these Bye-laws (other than a meeting requisitioned under these Bye-laws) provided that notice of postponement or cancellation is given to the Members before the time for such meeting. Fresh notice of the date, time and place for the postponed or cancelled meeting shall be given to each Member in accordance with these Bye-laws.

24.	Electronic Participation and Security in Meetings

24.1

Members may participate in any general meeting by such telephonic, electronic or other communication facilities or means as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

24.2

The Board may, and at any general meeting, the chairman of such meeting may, make any arrangement and impose any requirement or restriction it or he considers appropriate to ensure the security of the general meeting including, without limitation, requirements for evidence of identity to be produced by those attending the meeting, the searching of their personal property and the restriction of items that may be taken into the meeting place. The Board and, at any general meeting, the chairman of such meeting are entitled to refuse entry to a person who refuses to comply with any such arrangements, requirements or restrictions.

25.	Quorum at General Meetings

25.1

At any general meeting two or more Members present in person or by proxy and representing in excess of a five percent (5%) of the total issued voting shares in the Company throughout the meeting shall form a quorum for the transaction of business, provided that if the Company shall at any time have only one Member, one Member present in person or by proxy shall form a quorum for the transaction of business at any general meeting held during such time.

25.2

If within thirty minutes from the time appointed for the meeting a quorum is not present, then, in the case of a meeting convened on a requisition, the meeting shall be deemed cancelled and, in any other case, the meeting shall stand adjourned to the same day one week later, at the same time and place or to such other day, time or place as the Secretary may determine. Unless the meeting is adjourned to a specific date, time and place announced at the meeting being adjourned, fresh notice of the resumption of the meeting shall be given to each Member entitled to attend and vote at such meeting in accordance with these Bye-laws.

26.	Chairman to Preside at General Meetings

Unless otherwise agreed by a majority of those attending and entitled to vote thereat, the Chairman, if there be one, and if not the chief executive officer of the Company, if there be one, shall act as chairman at all general meetings at which such person is present. In their absence a chairman shall be appointed or elected by those present at the meeting and entitled to vote.

27.	Voting on Resolutions

27.1

Subject to the Companies Act and these Bye-laws, any question proposed for the consideration of the Members at any general meeting shall be decided by the affirmative votes of a majority of the votes cast in accordance with these Bye-laws and in the case of an equality of votes the chairman of such meeting shall not be entitled to a casting vote and the resolution shall fail.

27.2

At any general meeting a resolution put to the vote of the meeting shall, in the first instance, be voted upon by a show of hands and, subject to any rights or restrictions for the time being lawfully attached to any class of shares and subject to these Bye-laws, every Member present in person and every person holding a valid proxy at such meeting shall be entitled to one vote and shall cast such vote by raising his hand.

27.3

In the event that a Member participates in a general meeting by telephone, electronic or other communication facilities or means, the chairman of the meeting shall direct the manner in which such Member may cast his vote on a show of hands.

27.4

At any general meeting if an amendment is proposed to any resolution under consideration and the chairman of the meeting rules on whether or not the proposed amendment is out of order, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling.

27.5

At any general meeting a declaration by the chairman of the meeting that a question proposed for consideration has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in a book containing the minutes of the proceedings of the Company shall, subject to these Bye-laws, be conclusive evidence of that fact.

28.	Power to Demand a Vote on a Poll

	28.1	Notwithstanding the foregoing, a poll may be demanded by any of the following persons:

		(a)	the chairman of the meeting; or

		(b)	any Member entitled to vote who is present in person or represented by proxy.

28.2

Where a poll is demanded, subject to any rights or restrictions for the time being lawfully attached to any class of shares and subject to these Bye- Laws, every person present at such meeting shall have one vote for each share of which such person is the holder or for which such person holds a proxy and such vote shall be counted by ballot as described herein, or in the case of a general meeting at which one or more Members are present by telephone, electronic or other communication facilities or means, in such manner as the chairman of the meeting may direct and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded and shall replace any previous resolution upon the same matter which has been the subject of a show of hands. A person entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.

28.3

A poll demanded for the purpose of electing a chairman of the meeting or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time and in such manner during such meeting as the chairman (or acting chairman) of the meeting may direct. Any business other than that upon which a poll has been demanded may be conducted pending the taking of the poll.

28.4

Where a vote is taken by poll, each person physically present and entitled to vote shall be furnished with a ballot paper on which such person shall record his vote in such manner as shall be determined at the meeting having regard to the nature of the question on which the vote is taken, and each ballot paper shall be signed or initialed or otherwise marked so as to identify the voter and the registered holder in the case of a proxy. Each person present by telephone, electronic or other communication facilities or means shall cast his vote in such manner as the chairman of the meeting shall direct. At the conclusion of the poll, the result of the poll shall be declared by the chairman of the meeting.

28.5

At any general meeting a declaration by the chairman of the meeting that a question proposed for consideration has, on a poll, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in a book containing the minutes of the proceedings of the Company shall, subject to these Bye-laws, be conclusive evidence of that fact.

29.	Voting by Joint Holders of Shares

In the case of joint holders, the vote of the senior who tenders a vote (whether in person or by proxy) shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

30.	Instrument of Proxy

	30.1	An instrument appointing a proxy shall be in writing in substantially the following form or such other form approved by the directors or the chairman of the meeting:

Proxy
Till Capital Ltd. (the “Company”)

I/We, [insert names here], being a Member of the Company with [number] shares, HEREBY APPOINT [name] of [address] or failing him, [name] of [address] to be my/our proxy to vote for me/us at the meeting of the Members to be held on the [ ] day of [ ], [ ] and at any adjournment of such meeting. (Any restrictions on voting to be inserted here.) Signed this [ ] day of [ ], [ ]

_____________________________
Member(s)

30.2

The instrument of proxy shall be deemed to confer authority to demand or join in demanding a poll, be heard at the meeting and to vote on any amendment of a written resolution or amendment of a resolution put to the meeting for which it is given as the proxy thinks fit. The instrument of proxy shall, unless it otherwise provides, be valid as well for any adjournment of the meeting to which it relates.

30.3

The instrument appointing a proxy must be received by the Company at the Registered Office or at such other place or in such manner and by such time as is specified in the notice convening the meeting or in any instrument of proxy sent out by the Company in relation to the meeting at which the person named in the instrument appointing a proxy proposes to vote, and an instrument appointing a proxy which is not received in the manner and by the time so prescribed shall be invalid.

30.4	A Member who is the holder of two or more shares may appoint more than one proxy to represent him and vote on his behalf in respect of different shares.

30.5	The decision of the chairman of any general meeting as to the validity of any appointment of a proxy shall be final.

31.	Representation of Corporate Member

31.1

A corporation which is a Member may, by written instrument, authorise such person or persons as it thinks fit to act as its representative at any meeting and any person so authorised shall be entitled to exercise the same powers on behalf of the corporation which such person represents as that corporation could exercise if it were an individual Member, and that Member shall be deemed to be present in person at any such meeting attended by its authorised representative or representatives.

31.2

Notwithstanding Bye-law 28.1, the chairman of the meeting may accept such assurances as he thinks fit as to the right of any person to attend and vote at general meetings on behalf of a corporation which is a Member.

32.	Adjournment of General Meeting

32.1

The chairman of a general meeting at which quorum is present may, with the consent of the Members holding a majority of the voting rights of those Members present in person or by proxy (and shall if so directed by Members holding a majority of the voting rights of those Members present in person or by proxy) adjourn the meeting.

	32.2	The chairman of a general meeting may adjourn a meeting to another time and place without the consent or direction of the Members if it appears to him that:

		(a)	it is likely to be impractical to hold or continue that meeting because of the number of Members wishing to attend who are not present;

		(b)	the unruly conduct of persons attending the meeting prevents, or is likely to prevent, the orderly continuation of the business of the meeting; or

		(c)	an adjournment is otherwise necessary so that the business of the meeting may be properly conducted.

32.3

Unless the meeting is adjourned to a specific date, place and time announced at the meeting being adjourned, fresh notice of the date, place and time for the resumption of the adjourned meeting shall be given to each Member entitled to attend and vote thereat in accordance with these Bye-laws.

33.	Written Resolutions

33.1

Subject to these Bye-laws, anything which may be done by resolution of the Company in general meeting or by resolution of a meeting of any class of the Members may, without a meeting may be done by written resolution in accordance with this Bye-law.

33.2

Notice of a written resolution shall be given, and a copy of the resolution shall be circulated to all Members who would be entitled to attend a meeting and vote thereon. The accidental omission to give notice to, or the non-receipt of a notice by, any Member does not invalidate the passing of a resolution.

33.3

A written resolution is passed when it is signed by, or in the case of a Member that is a corporation, on behalf of, the Members who at the date that the notice is given represent such majority of votes as would be required if the resolution was voted on at a meeting of Members at which all Members entitled to attend and vote thereat were present and voting.

	33.4	A resolution in writing may be signed in any number of counterparts.

33.5

A resolution in writing made in accordance with this Bye-law is as valid as if it had been passed by the Company in general meeting or by a meeting of the relevant class of Members, as the case may be, and any reference in any Bye-law to a meeting at which a resolution is passed or to Members voting in favour of a resolution shall be construed accordingly.

	33.6	A resolution in writing made in accordance with this Bye-law shall constitute minutes for the purposes of the Companies Act.

	33.7	This Bye-law shall not apply to:

(a)	a resolution passed to remove an Auditor from office before the expiration of his term of office; or

(b)	a resolution passed for the purpose of removing a Director before the expiration of his term of office.

33.8

For the purposes of this Bye-law, the effective date of the resolution is the date when the resolution is signed by, or in the case of a Member that is a corporation whether or not a company within the meaning of the Companies Act, on behalf of, the last Member whose signature results in the necessary voting majority being achieved and any reference in any Bye- law to the date of passing of a resolution is, in relation to a resolution made in accordance with this Bye-law, a reference to such date.

34.	Directors Attendance at General Meetings

The Directors shall be entitled to receive notice of, attend and be heard at any general meeting.

DIVIDENDS AND CAPITALISATION

35.	Dividends

35.1

The Board may, subject to these Bye-laws and in accordance with the Companies Act, declare a dividend to be paid to the Members, in proportion to the number of shares held by them, and such dividend may be paid in cash or wholly or partly in specie in which case the Board may fix the value for distribution in specie of any assets. No unpaid dividend shall bear interest as against the Company.

	35.2	The Board may fix any date as the record date for determining the Members entitled to receive any dividend.

35.3

The Board may declare and make such other distributions (in cash or in specie) to the Members as may be lawfully made out of assets of the Company. No unpaid distribution shall bear interest as against the Company.

36.	Power to Set Aside Profits

The Board may, before declaring a dividend, set aside out of the surplus or profits of the Company, such amount as it thinks proper as a reserve to be used to meet contingencies or for equalising dividends or for any other purpose.

37.	Method of Payment

37.1

Any dividend, interest, or other moneys payable in cash in respect of the shares may be paid by cheque or draft sent through the post directed to the Member at such Member’s address in the Register of Members, or to such person and to such address as the holder may in writing direct.

37.2

In the case of joint holders of shares, any dividend, interest or other moneys payable in cash in respect of shares may be paid by cheque or draft sent through the post directed to the address of the holder first named in the Register of Members, or to such person and to such address as the joint holders may in writing direct. If two or more persons are registered as joint holders of any shares any one can give an effectual receipt for any dividend paid in respect of such shares.

37.3

The Company shall be entitled to cease sending dividend cheques and warrants by post or otherwise to a Member if those instruments have been returned undelivered to, or left uncashed by, that Member on at least two consecutive occasions or, following one such occasion, reasonable enquiries have failed to establish the Member’s new address. The entitlement conferred on the Company by this Bye-law in respect of any Member shall cease if the Member claims a dividend or cashes a dividend cheque or warrant.

38.	Capitalisation

38.1

The Board may capitalise any amount for the time being standing to the credit of any of the Company’s share premium or reserve accounts or to the credit of the profit and loss account or otherwise available for distribution by applying such amount in paying up unissued shares to be allotted as fully paid bonus shares pro rata to the Members.

DIRECTORS AND OFFICERS

39.	Number of Directors

The Board shall consist of not less than three (3) Directors and not more than fifteen (15) as the Members may determine.

40.	Share Qualification

There shall be no shareholding requirement for Directors.

41.	Election of Directors

	41.1	The Board shall be elected or appointed in the first place at the statutory meeting of the Company and annually thereafter, except in the case of a casual vacancy, at the annual general meeting.

	41.2	At any general meeting the Members may authorise the Board to fill any vacancy in their number left unfilled at a general meeting.

42.	Term of Office of Directors

A Director shall hold office from the date he is elected or appointed until the end of the next succeeding annual general meeting, subject, however, to prior death, resignation, retirement, disqualification or removal from office and to re-election or re-appointment.

43.	Alternate Directors

	43.1	At any general meeting, the Members may elect a person or persons to act as a Director in the alternative to any one or more Directors or may authorise the Board to appoint such Alternate Directors.

43.2

Unless the Members otherwise resolve, any Director may appoint a person or persons to act as a Director in the alternative to himself by notice deposited with the Secretary. Any person so elected or appointed shall have all the rights and powers of the Director or Directors for whom such person is appointed in the alternative provided that such person shall not be counted more than once in determining whether or not a quorum is present.

43.3

An Alternate Director shall be entitled to receive notice of all meetings of the Board and to attend and vote at any such meeting at which a Director for whom such Alternate Director was appointed in the alternative is not personally present and generally to perform at such meeting all the functions of such Director for whom such Alternate Director was appointed.

43.4

An Alternate Director shall cease to be such if the Director for whom he was appointed to act as a Director in the alternative ceases for any reason to be a Director, but he may be re-appointed by the Board as an alternate to the person appointed to fill the vacancy in accordance with these Bye- laws.

44.	Removal of Directors

44.1

The Members may remove any Director from office prior to the expiration of his or her term by a resolution passed by not less than 66.67% of the votes cast by Members present in person or by proxy at a general meeting and entitled to vote thereon, provided that the notice of any such meeting convened for the purpose of removing a Director shall contain a statement of the intention to do so and be served on such Director not less than 14 days before the meeting and at such meeting the Director shall be entitled to be heard on the motion for such Director’s removal.

44.2

If a Director is removed from the Board under this Bye-law, the Members may fill the vacancy at the meeting at which such Director is removed. In the absence of such election or appointment, the Board may fill the vacancy.

45.	Vacancy in the Office of Director

	45.1	The office of Director shall be vacated if the Director:

		(a)	is removed from office pursuant to these Bye-laws or is prohibited from being a Director by law;

		(b)	is or becomes bankrupt, or makes any arrangement or composition with his creditors generally;

		(c)	is or becomes of unsound mind or dies; or

		(d)	resigns his office by notice to the Company.

45.2

The Board shall have the power to appoint any person as a Director to fill a vacancy on the Board occurring as a result of the death, disability, disqualification or resignation of any Director and to appoint an Alternate Director to any Director so appointed.

46.	Remuneration of Directors

The amount, if any, of Directors’ fees shall from time to time be determined by the Board or a committee thereof and, in the absence of a determination to the contrary, such fees shall be deemed to accrue from day to day. The payment of reasonable travelling, hotel and incidental expenses properly incurred by Directors in attending and returning from meetings of the Board or committees constituted pursuant to these Bye-laws or general meetings together with all expenses properly and reasonably incurred by any Director in the conduct of the Company’s business or in the discharge of his duties as a Director shall be within the power of the Board (or a committee thereof) to determine. A managing director shall receive such remuneration (whether by way of salary, commission or participation in profits, or partly in one way and partly in another) as the Board or a committee thereof may resolve.

47.	Defect in Appointment

All acts done in good faith by the Board, any Director, a member of a committee appointed by the Board, any person to whom the Board may have delegated any of its powers, or any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or person acting as aforesaid, or that he was, or any of them were, disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director or act in the relevant capacity.

48.	Directors to Manage Business

The business of the Company shall be managed and conducted by the Board. In managing the business of the Company, the Board may exercise all such powers of the Company as are not required to be exercised by the Company in general meeting by these Bye-laws or the Companies Act.

49.	Powers of the Board of Directors

The Board may:

(a)

appoint one or more Directors to the office of managing director or chief executive officer of the Company, who shall, subject to the control of the Board, supervise and administer all of the general business and affairs of the Company;

(b)

appoint a person to act as manager of the Company’s day-to-day business and may entrust to and confer upon such manager such powers and duties as it deems appropriate for the transaction or conduct of such business;

(c)	appoint, suspend, or remove any manager, secretary, clerk, agent or employee of the Company and may fix their remuneration and determine their duties;

(d)

exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital, or any part thereof, and may issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or any third party;

(e)

by power of attorney, appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Board, to be an attorney of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board) and for such period and subject to such conditions as it may think fit and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions so vested in the attorney;

(f)	procure that the Company pays all expenses incurred in promoting and incorporating the Company;

(g)	in connection with the issue of any share, pay such commission and brokerage as may be permitted by law;

(h)

authorise any company, firm, person or body of persons to act on behalf of the Company for any specific purpose and in connection therewith to execute any deed, agreement, document or instrument on behalf of the Company;

(i)	present any petition and make any application in connection with the liquidation or reorganisation of Company;

(j)

delegate any of its powers (including the power to sub-delegate) to a committee of one or more persons appointed by the Board which may consist partly or entirely of non-Directors, provided that every such committee shall conform to such directions as the Board shall impose on them and provided further that the meetings and proceedings of any such committee shall be governed by the provisions of these Bye-laws regulating the meetings and proceedings of the Board, so far as the same are applicable and are not superseded by directions imposed by the Board; and

(k)	delegate any of its powers (including the power to sub-delegate) to any person on such terms and in such manner as the Board may see fit.

50.	Register of Directors and Officers

The Board shall cause to be kept in one or more books at the Registered Office a Register of Directors and Officers and shall enter therein the particulars required by the Companies Act.

51.	Appointment of Officers

The Board may appoint such Officers (who may or may not be Directors) as the Board may determine.

52.	Appointment of Secretary

The Secretary shall be appointed by the Board from time to time for such term as the Board deems fit.

53.	Duties of Officers

The Officers shall have such powers and perform such duties in the management, business and affairs of the Company as may be delegated to them by the Board from time to time.

54.	Remuneration of Officers

The Officers shall receive such remuneration as the Board or a committee thereof may determine.

55.	Conflicts of Interest

55.1

A Director may hold any other office with the Company in conjunction with his appointment as a Director for such period and upon such terms as the Board may determine, and may be paid such extra remuneration by way of salary, as the Board may determine, and such extra remuneration shall be in addition to any remuneration provided for by or pursuant to any other Bye-law.

55.2

Any Director, or any Director’s firm, partner or any company with whom any Director is associated, may act in any capacity for, be employed by or render services to the Company on such terms, including with respect to remuneration, as may be agreed between the parties. Nothing contained in this Bye-law shall authorise a Director or Director’s firm, partner or company to act as Auditor to the Company.

55.3

A Director who is directly or indirectly interested in a contract or proposed contract or arrangement with the Company shall declare the nature of such interest as required by the Companies Act and is not entitled to vote on any Directors’ resolution to approve that contract, proposed contract or arrangement (but may be counted in the quorum for such meeting), unless all the Directors have a declarable interest in that contract, proposed contract or arrangement, in which case any or all of those Directors may vote on such resolution. For the avoidance of doubt, no Director shall be considered “interested” with respect to any contract or proposed contract or arrangement in which all the Members participate or are entitled to participate.

56.	Indemnification and Exculpation of Directors and Officers

56.1

The Directors, Secretary and other Officers (the term Officer for this Bye- law to include any person appointed to any committee by the Board) for the time being acting in relation to any of the affairs of the Company, any subsidiary thereof, and the liquidator or trustees (if any) for the time being acting in relation to any of the affairs of the Company or any subsidiary thereof and every one of them, and their heirs, executors and administrators, shall be indemnified and secured harmless out of the assets of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and none of them shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, PROVIDED THAT this indemnity shall not extend to any matter in respect of any fraud or dishonesty which may attach to any of the said persons.

56.2

The Company may purchase and maintain insurance for the benefit of any Director or Officer against any liability incurred by him under the Companies Act in his capacity as a Director or Officer or indemnifying such Director or Officer in respect of any loss arising or liability attaching to him by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which the Director or Officer may be guilty in relation to the Company or any subsidiary thereof.

56.3

The Company may advance moneys to a Director or Officer for the costs, charges and expenses incurred by the Director or Officer in defending any civil or criminal proceedings against him, on condition that the Director or Officer shall repay the advance if any allegation of fraud or dishonesty is proved against him.

MEETINGS OF THE BOARD OF DIRECTORS

57.	Board Meetings

The Board may meet for the transaction of business, adjourn and otherwise regulate its meetings as it sees fit. A resolution put to the vote at a meeting of the Board shall be carried by the affirmative votes of a majority of the votes cast and in the case of an equality of votes the resolution shall fail.

58.	Notice of Board Meetings

A Director may, and the Secretary or Assistant Secretary on the requisition of a Director shall, at any time summon a meeting of the Board or any committee thereof. Notice of a meeting of the Board shall be deemed to be duly given to a Director if it is given to such Director verbally (including in person or by telephone) or otherwise communicated or sent to such Director by post, electronic means, or other mode of representing words in a visible form at such Director’s last known address or in accordance with any other instructions given by such Director to the Company for this purpose. It shall not be necessary to specify the business to be considered at the meeting. The length of notice must be reasonable in all circumstances. A Director may waive notice before or after the date of the meeting for which the notice is given.

59.	Telephonic or Electronic Participation in Meetings

Directors may participate in any meeting by telephonic, electronic or other communication facilities or means as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

60.	Quorum at Board Meetings

The quorum necessary for the transaction of business at a meeting of the Board shall be majority of the Directors then in office.

61.	Board to Continue in the Event of Vacancy

The Board may act notwithstanding any vacancy in its number but, if and so long as its number is reduced below the number fixed by these Bye-laws as the quorum necessary for the transaction of business at meetings of the Board, the continuing Directors or Director may act for the purpose of (i) summoning a general meeting; or (ii) preserving the assets of the Company.

62.	Chairman to Preside

Unless otherwise agreed by a majority of the Directors attending, the Chairman, if there be one, and if not, the chief executive officer of the Company, if there be one, shall act as chairman at all meetings of the Board at which such person is present. In their absence a chairman shall be appointed or elected by the Directors present at the meeting.

63.	Written Resolutions

A resolution signed by all the Directors, which may be in counterparts, shall be as valid as if it had been passed at a meeting of the Board (or applicable committee thereof) duly called and constituted, such resolution to be effective on the date on which the last Director signs the resolution. For the purposes of this Bye-law only, “the Directors” shall not include an Alternate Director.

64.	Validity of Prior Acts of the Board

No regulation or alteration to these Bye-laws made by the Company in general meeting shall invalidate any prior act of the Board which would have been valid if that regulation or alteration had not been made.

ACCOUNTS

65.	Books of Account

	65.1	The Board shall cause to be kept proper records of account with respect to all transactions of the Company and in particular with respect to:

		(a)	all amounts of money received and expended by the Company and the matters in respect of which the receipt and expenditure relates;

		(b)	all sales and purchases of goods by the Company; and

		(c)	all assets and liabilities of the Company.

65.2

Such records of account shall be kept at the Registered Office, or subject to the Companies Act, at such other place as the Board thinks fit and shall be available for inspection by the Directors during normal business hours.

65.3	Such records of account shall be retained for a minimum period of five years from the date on which they are prepared.

66.	Financial Year End

The financial year end of the Company may be determined by resolution of the Board and failing such resolution shall be 31st December in each year.

AUDITS

67.	Annual Audit

Subject to any rights to waive the laying of accounts or the appointment of an Auditor pursuant to the Companies Act, the accounts of the Company shall be audited at least once in every year.

68.	Appointment of Auditor

68.1

Subject to the Companies Act and provided that the Members have not waived the requirement to hold an annual general meeting or appoint an Auditor, at the annual general meeting or at a subsequent special general meeting in each year, an independent representative of the Members shall be appointed by them as Auditor of the accounts of the Company.

68.2	The Auditor may be a Member but no Director, Officer or employee of the Company shall, during his continuance in office, be eligible to act as an Auditor of the Company.

68.3	The Auditor appointed by the Members shall continue to hold such appointment until a successor is appointed by the Members or, if the Members fail to do so, until the Board appoints a successor.

69.	Remuneration of Auditor

Save in the case of an Auditor appointed pursuant to Bye-law 74, the remuneration of the Auditor shall be fixed by the Company in a general meeting or in such manner as the Members may determine. In the case of an Auditor appointed pursuant to Bye-law 74, the remuneration of the Auditor shall be fixed by the Board.

70.	Duties of Auditor

70.1

The financial statements provided for by these Bye-laws shall be audited by the Auditor in accordance with generally accepted auditing standards. The Auditor shall make a written report on such financial statements in accordance with generally accepted auditing standards.

70.2

The generally accepted auditing standards referred to in this Bye-law may be those of a country or jurisdiction other than Bermuda or such other generally accepted auditing standards as may be provided for in the Companies Act. If so, the financial statements and the report of the Auditor shall identify the generally accepted auditing standards used.

71.	Access to Records

The Auditor shall at all reasonable times have access to all books kept by the Company and to all accounts and vouchers relating thereto, and the Auditor may call on the Directors or Officers of the Company for any information in their possession relating to the books or affairs of the Company.

72.	Financial Statements

Subject to the waiver of the laying of accounts by the Members in accordance with the Companies Act, financial statements, as required by the Companies Act, shall be laid before the Members in an annual general meeting, or if the Members waive the requirement for an annual general meeting, financial statements, as required by the Companies Act, shall be made available to the Members in accordance with the Companies Act. A resolution in writing made in accordance with Bye-law 33 receiving, accepting, adopting, approving or otherwise acknowledging financial statements shall be deemed to be the laying of such statements before the Members in a general meeting.

73.	Distribution of Auditor’s Report

The report of the Auditor shall be submitted to the Members at a general meeting.

74.	Vacancy in the Office of Auditor

The Board may fill any casual vacancy in the office of the Auditor.

CORPORATE RECORDS

75.	Minutes

The Board shall cause minutes to be duly entered in books provided for the purpose of:

(a)	all elections and appointments of Officers;

(b)	the names of the Directors present at each meeting of the Board and of any committee appointed by the Board; and

(c)	all resolutions and proceedings of general meetings of the Members, meetings of the Board, meetings of managers and meetings of committees appointed by the Board.

76.	Place Where Corporate Records Kept

Minutes prepared in accordance with the Companies Act and these Bye-laws shall be kept by the Secretary at the Registered Office.

77.	Form and Use of Seal

	77.1	The Company may adopt a seal in such form as the Board may determine. The Board may adopt one or more duplicate seals for use in or outside Bermuda.

77.2

A seal may, but need not be affixed to any deed, instrument, share certificate or document, and if the seal is to be affixed to such deed, instrument, share certificate or document, it shall be attested by the signature of (i) any Director, or (ii) any Officer, or (iii) the Secretary, or (iv) any person authorised by the Board for that purpose.

	77.3	A Resident Representative may, but need not, affix the seal of the Company to certify the authenticity of any copies of documents.

CHANGES TO CONSTITUTION

78.	Alteration or Amendment of Bye-laws

No Bye-law may be rescinded, altered or amended and no new Bye-law may be made save in accordance with the Companies Act and until such amendment or alteration has been approved by a resolution of the Board and by a resolution of the Members passed by the affirmative votes of not less than 66.67% of the votes cast in accordance with these Bye-laws.

79.	Alteration or Amendment of Memorandum

No alteration or amendment to the Memorandum may be made save in accordance with the Companies Act and until such alteration or amendment has been approved by a resolution of the Board and by a resolution of the Members if authorised by resolution of the Members passed by the affirmative votes of not less than 66.67% of the votes cast in accordance with these Bye-laws.

80.	Discontinuance

The Board may exercise all the powers of the Company to discontinue the Company to a jurisdiction outside Bermuda pursuant to the Companies Act.

MISCELLANEOUS

81.	Registered Office

The Registered Office shall be at such place in Bermuda as the Board shall from time to time determine.

82.	Amalgamation and Merger

The Company may, if authorised by resolution of the Members passed by the affirmative votes of not less than 66.67% of the votes cast in accordance with these Bye-laws, approve the amalgamation or merger of the Company with any other company wherever incorporated.

83.	Submission to Jurisdiction

Each Member irrevocably submits to the nonexclusive jurisdiction of the courts of Bermuda for the adjudication of any dispute in connection with the Bye-laws, the Company or any actions of Directors or Officers and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper.

VOLUNTARY WINDING-UP AND DISSOLUTION

84.	Winding-Up

If the Company shall be wound up the liquidator may, with the sanction of a resolution of the Members, divide amongst the Members in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the same sanction of a resolution of the Members, vest the whole or any part of such assets in the trustees upon such trusts for the benefit of the Members as the liquidator shall think fit, but so that no Member shall be compelled to accept any shares or other securities or assets whereon there is any liability.